Exhibit 10.11

COMMERCIAL LEASE
AEGIS IDENTITY SOFTWARE, INC.

ARTICLE 1.00 BASIC LEASE PROVISIONS

1.01
Parties.  This lease agreement (“Lease”) is entered into by and between the following Landlord and Tenant: ODC No. 4, Limited, a Colorado limited partnership (“Landlord”) and Aegis Identity Software. Inc. (“Tenant”).

1.02
Leased Premises.  In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the following described premises (hereinafter referred to alternatively as the “Leased Premises” and the “Premises”): 750 W. Hampden Ave., Englewood, CO. Suite 120, 3,110 rentable square feet (RSF)

1.03
Term.  Subject to and upon the conditions set forth herein, the term of this Lease shall commence on March 1, 2013 (the “Commencement Date”) and shall terminate on February 29, 2016 (the “Lease Expiration Date”), subject to the Additional Provisions in Exhibit A.

1.04
Base Rent/Tenant Finish Deposit.  Tenant shall pay Base Rent as set forth within this Lease and in the amounts set forth within the payment schedule shown on Exhibit A attached hereto, which Exhibit, as with all others that are attached to this Lease, is incorporated into, and made a part, of this Lease in its entirety.  Tenant shall pay for the first month’s Base Rent, which amounts to $4,214.05, upon Tenant’s execution of this Lease.

Base Rent shall be payable in monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Lease Term; provided, however, that the installment of the Base Rent payable for the first full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first day of a calendar month, Base Rent prorated from such date until the first day of the following month) shall be due and payable at the time of execution and delivery of this Lease. Tenant shall pay the Base Rent and all Additional Rent as hereinafter defined, by good check or in lawful currency of the United States of America, to Landlord at such address as Landlord specifies to Tenant.  Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

All sums payable by Tenant under this Lease, other than Base Rent, shall be deemed “Additional Rent,” and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Base Rent.

Upon Tenant’s execution of this Lease, Tenant shall provide Landlord with a Tenant Finish Deposit amounting to N/A % of the actual Tenant Finish costs, not to exceed Tenant Finish costs detailed within in Exhibit A to this Lease.

1.05	Addresses.

Landlord’s Address	Tenant’s Address:

C/O Omni Development Corp	750 West Hampden Ave.
770 W. Hampden Avenue, Suite 175	Suite 120
Englewood, Colorado 80110	Englewood, Colorado 80110

1.06	Permitted Use. General Office

ARTICLE 2.00 RENT

2.01
Base Rent.  Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Article 1.04 and in Exhibit A (Additional Provisions) of this Lease, which amount shall be payable to Landlord at the address shown above (“Base Rent”).  One monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant and on the first day of each calendar month succeeding the Commencement Date during the term of this Lease.  Tenant shall pay, as additional rent, all other sums due under this Lease.

2.02
Operating Expenses.  It is hereby agreed that commencing January 1, 2014, Tenant shall pay to Landlord as additional rent during the balance of the term hereof, 2.54% (“Tenant’s Pro Rata Share”) of the Operating Expenses (defined below) for the calendar year in excess of the Operating Expenses for the base year of 2013 (the “Base Year”), as estimated by Landlord, payable monthly, at the rate of one-twelfth (1/12) thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided (“Additional Rent”). As soon as practicable following the end of any calendar year, but in no event later than April 30 of each year, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses setting forth the exact amount of Tenant’s pro rata share of Operating Expenses for the calendar year just completed (the “Statement”), and the difference, if any, between the actual Tenant’s pro rata share of Operating Expenses for the calendar year just completed and the amount of Tenant’s pro rata share of expenses actually paid by Tenant to Landlord. Landlord’s failure to deliver to Tenant the Statement by any particular date shall in no way serve as a waiver of Landlord’s rights under this Paragraph.  To the extent that the Tenant’s actual pro rata share of Operating Expenses for the period covered by the Statement is higher than the Tenant’s pro rata share of Operating Expenses which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord such balance within thirty (30) days following receipt of the Statement from Landlord.  To the extent that the Tenant’s actual pro rata share of Operating Expenses for the period covered by the Statement is less than the Tenant’s pro rata share of Operating Expenses which Tenant previously paid during the calendar year just completed, Landlord shall credit the excess against any estimated Operating Expenses next becoming due from Landlord under the Lease, except in the case of the last year of the Lease, in which case such excess shall be refunded to Tenant in cash within thirty (30) days following delivery of the Statement from Landlord. If the Lease term hereunder covers a period of less than a full calendar year during the last calendar year of the term hereof, Tenant’s pro rata share of Operating Expenses for such partial year shall be calculated by proportionately reducing the Operating Expenses for the Base Year to reflect the number of months in such year during which Landlord leased the Premises (the ‘‘Adjusted Base Operating Expenses”).  The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses.  Tenant shall pay Tenant’s pro rata share of any such increases within ten (10) days following receipt of notice thereof.  The obligations of Landlord to refund excess payments of Operating Expenses made by Tenant in the final year of the Lease, and of the Tenant to pay any deficiency with respect to the amount of Operating Expenses paid by it during the final year of the Lease, will survive the expiration or termination of the Lease.  If Landlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles.  Upon fifteen (15) days prior notice, Tenant shall have the right to audit Landlord’s books with respect to the Operating Expenses charged to Tenant.  If the results of the audit establish that there has been an overcharge to Tenant of more than seven and one-half percent (7.5%) of the actual amount owed by Tenant, then Landlord shall pay the reasonable cost of such audit.

2.03	Definition of Operating Expenses. The term “Operating Expenses” shall mean:

A
All reasonable, actual operating expenses of any kind or nature which are necessary, ordinary or customarily incurred with respect to the operation and maintenance of the Building as determined in accordance with generally accepted accounting principles and shall include, but not be limited to:

(i)	Costs of supplies, including but not limited to the cost of “relamping” all tenant lighting as the same may be required from time to time;
(ii)
Costs incurred in connection with obtaining and providing energy for the Building, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources as well as costs for heating, ventilation, and air conditioning services (“HVAC”);

(iii)	Costs of water and sanitary and storm drainage services;
(iv)	Costs of janitorial services;
(v)	Costs of Security services or systems;
(vi)	Costs of general maintenance and repairs, including costs under HVAC and other mechanical contracts; repairs and replacements of equipment used in connection with such maintenance and repair work;
(vii)
Costs of maintenance and replacement of landscaping; and costs of maintenance, repair, striping and repaving of parking areas, common areas, plazas and other areas available for use by tenants of the Building, including trash and snow removal;

(viii)	Any fees, costs or assessments imposed by any property owner’s association;
(ix)
Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; public liability insurance; and any other insurance carried by Landlord on the Building or any component thereof;

(x)	Labor costs, including wages, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, and fringe benefits;
(xi)	Professional building management fees (not to exceed 5% of the Building’s Base Rent)
(xii)
Legal, accounting inspection and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building) incurred for the normal prudent operation of the Building, and a general overhead and administrative charge equal to two percent (2%) of the Building’s Base Rent.

(xiii)
The costs of capital improvements and structural repairs and replacement made in or to the Building or the cost of any machinery or equipment installed in the Building in order to conform to any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein, “Required Capital Improvement”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, “Cost Savings Improvements”). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized with interest over the useful life of such capital improvement or structural repair or replacement according to generally accepted accounting principles consistently applied (the interest rate shall equal the prime rate of interest charged by JP Morgan Chase Bank on the first day that costs are expended by Landlord for the Required Capital Improvement or Cost Savings Improvement, plus an additional one percent). Costs, reserves, or amortizations related to replacements necessary to maintain the structural soundness of the foundation, exterior walls, and roof shall be excluded from the term Operating Expenses; and

(xiv)
“Real Estate Taxes” including all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building, provided, however, that any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord’s only property and provided further, that in no event shall the term “Taxes and Assessments”, as used herein, include any federal, state, or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rentals and reasonable expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such Taxes or Assessments (all of the foregoing are collectively referred to herein as “Taxes”). “Assessments” shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building, or against any legal or equitable interest of Landlord therein.  For the purposes of this Lease, any special assessment shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid.

If Landlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles.

B	Operating Expenses shall expressly exclude:

(i)	Landlord’s income taxes;
(ii)	Leasing commissions, marketing, advertising and promotional expenses;
(iii)	Interest on debt or amortization payments on any mortgages or deeds of trust except as provided in Paragraph 2.03 A (xiii) above;
(iv)	Costs of repairs or other work occasioned by fire, windstorm or other casualty to the extent of insurance proceeds received by Landlord;
(v)
Any other expense which under generally accepted accounting principles would not be considered a normal maintenance or operating expense, except as otherwise specifically provided in Paragraph 2.03 A above;

(vi)	Costs of preparing any space in the Building for occupancy by a tenant or costs of allowances or concessions provided to tenants;
(vii)
Wages, salaries, fees or fringe benefits paid to administrative or executive personnel of Landlord (or the managing agent for the Building (the “Manager”)), except as provided in Paragraph 2.03 A (xi) above;

(viii)	Renting and leasing commissions and legal fees and expenses in connection therewith;
(ix)	Franchise or partnership taxes, gross receipts taxes, inheritance taxes or any similar or like taxes on Landlord, except as provided in Paragraph A (xiv);
(x)
The cost of any items for which Landlord is reimbursed by Tenant or other occupants of the Building or any other tenant (other than under Operating Expense Pass-through lease provisions) or any other third party or parties, or by insurance proceeds or condemnation proceeds;

(xi)
The cost of performing any special services (including redecorating and painting) furnished to other tenants and not furnished to Tenant or costs of providing a greater level or amount of services to other tenants than furnished to Tenant;

(xii)
Amounts paid for legal, arbitration, accounting, brokerage or other professional services in connection with the leasing of space or in connection with the relationship or disputes with tenants, former tenants, or other occupants of the Building;

(xiii)
The cost of installing, operating and maintaining any special amenity, such as a parking facility (unless parking is generally without charge for all tenants) or a luncheon, athletic or recreational club, unless approved by Tenant as an applicable Operating Expense, which approval shall not be unreasonably withheld (except that Tenant agrees that all costs of maintaining, repairing and operating the surface parking areas of the Building shall be included as Operating Expenses);

(xiv)
Any insurance premium to the extent that Landlord is separately reimbursed therefore by Tenant or by any other tenant or occupant of the Building (other than under Operating Expense pass-through lease provisions);

(xv)
The cost of any work or services performed for, or facilities furnished to, any tenant (including Tenant) at such tenant’s cost or at no cost (where such free work, services or facilities are not available for use by Tenant ;)

(xvi)
Any costs paid by Landlord to Manager or to a corporation, entity or person related to Landlord or Manager to the extent that such costs are in excess of the costs that would have been paid by Landlord normally to any unrelated party for the same service or item;

(xvii)
Rent, additional rent and other charges payable under any ground lease or any lease superior to this Lease, except that with respect to any ground lease of property used for parking as part of the Building, only the base rent for such land shall be excluded from Operating Expenses;

(xviii)	Depreciation, amortization and other non-cash charges except as provided in Paragraph 2.03 A (xiii);
(xix)	Increases in insurance costs as a result of the request of other tenants with respect to the maintenance of special insurance requirements or policies;
(xx)	Costs, fines or penalties incurred due to violation by Landlord of any governmental rule or authority;
(xxi)	Repair, replacement or other expenses resulting from the negligence or misconduct of Landlord, its employees or agents;
(xxii)
Costs incurred in the removal, encapsulation, replacement or other treatment of any substance considered to be detrimental to the health, safety or general environment of the tenants and occupants of the Building, except that this shall not relieve Tenant of its obligation to pay any such costs if incurred as a result of the negligence or misconduct of Tenant, its agents, contractors or employees;

(xxiii)	Expenses which are properly allocated to property other than the Building;
(xxiv)	Accounting fees incurred in connection with the preparation of financial statements, tax returns and other documents;
(xxv)	Financing or refinancing costs;
(xxvi)
Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services and which is not affixed to the Building, and except for any such rentals that are incurred on a temporary basis from time to time;

(xxvii)
Costs and expenses for sculptures, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of the same, unless such items are permanently displayed in any public portion of the Building;

(xxviii)	Contributions to reserves for Operating Expenses and capital reserves;
(xxix)	Contributions to charitable organizations; and
(xxx)	Costs incurred in removing the property of former tenants or occupants of the Building.

The forgoing provisions of this Paragraph 2.03 will not be deemed to require Landlord to furnish or cause to be furnished any service or facility not otherwise required to be furnished by Landlord pursuant to other provisions of this Lease, although Landlord, in Landlord’s discretion, may choose to do so from time to time.

2.04
Late Payment Charge/Interest.  Other remedies for nonpayment of rent notwithstanding, if the monthly rental is not received by Landlord on or before the fifth day of the month for which the rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the fifth day of the month next following the month in which Tenant is invoiced for same, a late payment charge of five percent of such past due amount shall become due and payable in addition to interest in the amount of 15% per annum on any unpaid balance of amounts owed under this Lease.

2.05
Increase in Insurance Premiums.  If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant’s use of the Leased Premises, or if Tenant vacates the Leased Premises and thereby causes an increase in such premiums, Tenant shall pay to Landlord as additional rent the amount of such increase.

2.06
Security Deposit.  Upon Tenant’s execution of this Lease, Tenant shall be required to provide Landlord with a Security Deposit in the amount of $4,214.05 (the “Security Deposit”).  The Security Deposit shall be held by Landlord for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default by Tenant.  Upon occurrence of any event of default by Tenant or breach by Tenant of Tenant’s covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy use the Security Deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days following the termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier’s check an amount sufficient to restore the Security Deposit to its original amount.

2.07
Holding Over.  In the event that Tenant shall not immediately surrender the Premises to Landlord on the expiration or earlier termination of this Lease, Tenant shall be deemed to be a tenant-at-will pursuant to the terms and provisions of this Lease, except the daily Base Rent shall be twice the daily Base Rent in effect as of the date of the expiration or earlier termination of this Lease (computed on the basis of a thirty (30) day month).  No holding over by Tenant whether with or without the consent of Landlord, shall operate to extend the term of this Lease except as provided for EXHIBIT A (Additional Provisions).  Notwithstanding the foregoing, if Tenant shall hold over after the date of expiration or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law.  Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.

ARTICLE 3.00 OCCUPANCY AND USE

3.01
Use.  Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in Article 1.06.  Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance.  Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise interfere with, annoy or disturb any other Tenant in its normal business operations or Landlord in its management of the Building.  Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the sole and absolute opinion of Landlord, be hazardous or which would in any way increase or render void the casualty insurance on the Building.

3.02	Signs. See Exhibit A, Paragraph 3.

3.03
Compliance with Laws, Rules and Regulations.  Tenant, at Tenant’s sole cost and expense, shall comply with all laws, ordinances, orders, rules, and regulations of state, federal, municipal and other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises.  Tenant will comply with rules and regulations of the Building adopted by Landlord, the version of which that is currently in effect is set forth within Schedule B to this Lease.  Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building.  All changes and amendments to the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.04
Warranty of Possession.  Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Leased Premises during the full term of this Lease.  Landlord shall not be responsible for the acts or omissions of any other Tenant or third party that may interfere with Tenant’s use and enjoyment of the Leased Premises.

3.05
Inspection.  Landlord or its authorized agents shall have the right to enter the Leased Premises at any and all reasonable times to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Leased Premises to prospective purchasers or Tenants, and to alter, improve or repair the Leased Premises or any other portion of the Building.  Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or use of the Leased Premises, and any other loss occasioned thereby Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Leased Premises.  Tenant shall not change Landlord’s lock system or in any other manner prohibit Landlord from entering the Leased Premises.  Landlord shall have the right to use any and all means which Landlord may deem proper to open any door emergency without liability therefore.

ARTICLE 4.00 UTILITIES AND SERVICE

4.01
Building Services.  Landlord shall provide water and electricity for Tenant during the term of this Lease.  Tenant shall pay all of its telephone charges.  Landlord shall furnish Tenant hot and cold water at those points of supply provided for general use of other Tenants in the Building, central heating and air conditioning during Tenant’s normal business hours of 7am to 6 pm Monday through Friday, and 8 am to 1 pm on Saturday, Holidays excluded.  Landlord shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.  Landlord may, in its sole discretion, provide additional services not enumerated herein.  Neither (a) failure by Landlord to any extent to provide the above-listed services or any other services not so enumerated, nor (b) any cessation thereof, shall render Landlord liable in any respect for damages to either person or property, or be construed as an eviction of Tenant (constructive or otherwise); work as an abatement of rent; or relieve Tenant from fulfillment of any covenant in this Lease.  Should any equipment or machinery on in, or around the Building and which serves to provide the above-listed services break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent on account of any interruption in service occasioned from any such repairs.

4.02
Theft or Burglary.  Landlord shall not be liable to Tenant for losses to Tenant’s property or personal injury caused by criminal acts or entry by authorized or unauthorized persons into the Leased Premises or the Building.

4.03
Janitorial Service.  Landlord shall furnish janitorial services to the Leased Premises and public areas of the Building five times per week during the term of this Lease, excluding holidays.  Landlord shall not provide janitorial service to kitchens or storage areas included within the Leased Premises.

4.04
Excessive Utility Consumption.  Tenant shall pay all utility costs associated with any fixtures, equipment or personal property of any type whatsoever, including, but not limited to, electric data processing machines, mainframe computers and other equipment of high energy or electrical consumption, if any, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or sub-meters, transformers, transformers poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity, power or other utilities otherwise available to the Leased Premises. If Tenant requires electric or HVAC service beyond that which is provided by Landlord during ordinary business hours (hereafter “After Hours Usage”), which ordinary business hours are defined as 7:00 am to 6:00 pm Monday through Friday, and 8:00 am to 1:00 am on Saturday, such service must be requested by the Tenant from the Building manager in writing and at least twenty-four (24) hours prior thereto.  After Hours Usage shall only be supplied in full floor increments of the Building, for a minimum of two (2) hour periods, with increments of one half (1/2) hour thereafter.  Tenant shall reimburse Landlord not more frequently than monthly, as Additional Rent, for all costs and expenses for After Hours Usage at the rate of $50.00/hour.  Notwithstanding the foregoing, if in Landlord’s sole and absolute determination, Tenant’s demand for utilities, including, but not limited to, those which are subject to the above After Hours Usage provisions, is or becomes excessive or sufficiently frequent as to warrant the same, Landlord shall notify Tenant and Landlord may thereafter install, at Tenant’s sole expense, separate meters to monitor or control same, with all costs for the installation, maintenance and repair of such meter to, in addition to the charges for the utilities themselves, be paid solely by Tenant.

4.05	Window Coverings.

Landlord has furnished and installed Building standard window coverings in the Premises, which affect the exterior appearance of the Building.  Tenant may install lined or unlined over draperies on the interior sides of the Landlord furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the Building or affect the operation of the Building’s heating, ventilating and air conditioning systems.

4.06
Charge for Service.  Except as expressly set forth within this Lease, all costs of Landlord for providing the services set forth in Article 4.00 shall be subject to the additional rent provisions in Article 2.02.

ARTICLE 5.00 REPAIRS AND MAINTENANCE

5.01
Landlord Repairs.  Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises or the Building during the term of this Lease except as are set forth in this Article 5.01 or Exhibit A to this Lease.  Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, exterior doors, exterior windows and those portions of the systems and equipment serving the entire Building, that are located outside the Leased Premises.  Landlord’s cost of maintaining and repairing the items set forth in this Article are subject to the Additional Rent provisions in Article 2, or as provided in Article 2.03.  Landlord shall not be liable to Tenant, except as expressly provided in this Lease for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent, by reason of any repairs, alterations or additions made by Landlord under this Lease.

5.02
Tenant Repairs.  Tenant shall, at its sole cost and expense, repair or replace any damage or injury to all or any part of the Leased Premises, caused by any act or omission of Tenant or Tenant’s agents, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make the repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and the costs of such repairs or replacements shall be charged to Tenant as additional rent and shall become payable by Tenant with the payment of the rent next due hereunder.

5.03
Request For repairs.  All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address set forth in Article 1.05.

5.04
Tenant Damages.  Tenant shall not allow any damage to be committed on any portion of the Leased Premises or Building, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted.  The cost and expense of any repairs necessary to so restore the condition of the Leased Premises shall be borne by Tenant.

ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

6.01
Landlord Improvements.  Except as expressly set forth within Exhibit A and Work Agreement Exhibit C to this Lease, Tenant accepts the Premises “AS IS”, “WHERE IS”, “WITH ALL FAULTS” AND WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

6.02
Tenant Improvements.  Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Landlord, which consent may be granted or denied in the sole and absolute discretion of Landlord.  Any alterations, physical additions or improvements to the Leased Premises made by Tenant shall at once become the property of Landlord, provided, however, that Landlord, at its option, may require Tenant, at the expiration or termination of this Lease, to remove any physical additions and/or repair any such alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant.  This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens or interests of Landlord.

6.03
Mechanics Lien.  Tenant will not permit any mechanics’ or materialmen’s lien(s) or other lien to be placed upon the Leased Premises or the Building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by interference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics’, materialmen’s or other lien against the Leased Premises or the Building. In the event any such lien is attached to or recorded against the Building or the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, obtain the release of or otherwise discharge the same.  Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.

ARTICLE 7.00 CASUALTY/INSURANCE

7.01
Damage to the Premises.  If the Premises or the Building shall be damaged by fire or other insured cause other than the willful misconduct of Tenant or its agents, employees, representatives, invites or licensees, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord’s obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other insured cause to such an extent that, in Landlord’s sole judgment, the damage cannot be substantially repaired within two hundred seventy (270) calendar days after the date of such damage, or if the Premises are substantially damaged during the last Lease Year, then: (i) Landlord may terminate this Lease as of the date of such damage by written notice to Tenant; or (ii) provided such damage or casualty is not the consequence of the fault or negligence of Tenant or its Agents, Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within ten (10) calendar days after (a) Landlord’s delivery of a notice that the repairs cannot be made within such 270-day period (Landlord shall use reasonable efforts to deliver to Tenant such notice within sixty (60) calendar days of the date of such damage or casualty); or (b) the date of damage, in the event the damage occurs during the last year of the Lease. Rent shall be apportioned and paid to the date of such termination.

During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its agents, agents, employees, representatives, invites or licensees Base Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the Premises damaged bears to the total Rentable Square Footage of the Premises before such damage.  All injury or damage to the Premises or the Project resulting from the willful misconduct of Tenant or its agents, agents, employees, representatives, invites or licensees, shall be repaired by Tenant, at Tenant’s expense, and neither Base Rent nor Additional Rent shall abate.  If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate from the demand date, shall be paid by Tenant upon demand.  Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace, or repair any of the following: (i) specialized Tenant improvements as reasonably determined by Landlord; (ii) Alterations; or (iii) any other personal property of Tenant.

7.02	Intentionally deleted.

7.03
Insurance.

7.03.01. Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises, the Building or the Land which would: (i) jeopardize or be in conflict with fire and/or other insurance policies covering the Premises, the Building and the Land (hereinafter collectively referred to as the “Project”) and fixtures and property in the Project; or (ii) increase the rate of fire and/or other insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

7.03.02. Landlord’s Insurance. At all times during the Term of this Lease, Landlord will carry and maintain:

(a) Fire and extended coverage insurance covering the Building, its equipment and common area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by the Landlord;

(b) Bodily injury and property damage insurance; and

(c) Such other insurance as Landlord reasonably determines from time to time.

The insurance coverages and amounts in this Article 7.03.02 will be determined by Landlord in the exercise of its sole and absolute discretion.

7.03.03. Tenant’s Insurance. At all times during the Term of this Lease, Tenant shall carry and maintain, at Tenant’s sole expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

(a)           Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000.  All such insurance will be on an occurrence ISO commercial general liability form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 14 of this Lease.  Such insurance shall include waiver of subrogation rights in favor of Landlord and Landlord’s management company, if any;

(b)           Insurance covering all of Tenant’s furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant’s business and found in, on or about the Project, and any leasehold improvements to the Premises in excess of any initial build-out of the Premises by the Landlord, in an amount not less than the full replacement cost.  Property forms will provide coverage on an open perils basis insuring against “all risks of direct physical loss.”  All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease ceases under the provisions of Article 7.01 of this Lease, Tenant will be entitled to any proceeds resulting from damage to Tenant’s furniture and fixtures, machinery and equipment, stock and any other personal property;

(c)           Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including employer’s liability insurance in the limit of $1,000,000 aggregate.  Such insurance shall include waiver of subrogation rights in favor of Landlord and Landlord’s management company, if any;

(d)           If Tenant operates owned, hired, or non-owned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage;

(e)           Intentionally deleted

(f)           Business Interruption insurance with a limit of liability representing loss of at least twelve (12) consecutive months of Tenant’s income; and

(g)           All insurance required under this Article 7.03.03 shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a rating not less than A: VIII as rated in the most current copy of Best’s Insurance Report in the form customary to this locality.

Forms of the Policies.  Landlord, Landlord’s management company and such other parties as Landlord shall designate to Tenant who have an insurable interest in the Premises or Project shall be (i) named as additional insured with respect to the coverages provided for under this 7.03.03 (a), (c), (d) and (e) (other than Worker’s Compensation), and (ii) as loss payees as their interest may appear with respect to the coverage provided under Article 7.03.03 (b). Certificates of insurance together with copies of the policies and any endorsements naming Landlord, Landlord’s management company, and any others specified by Landlord as additional insureds or loss payee (as the case may be) will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least sixty (60) calendar days prior to the expiration of the term or reduction in coverage of each such policy. All commercial general liability and property policies herein required to be maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.  Commercial general liability insurance required to be maintained by Tenant by this Article 7.03.03 will not be subject to a deductible.  In the event Tenant fails to purchase and maintain any of the insurance required hereunder, Landlord reserves the right, but not the obligation, to purchase such insurance on behalf of Tenant, and at Tenant’s expense, with any expenses incurred by Landlord in connection therewith being reimbursed to Landlord by Tenant within thirty (30) calendar days of written demand thereof.

Waiver of Subrogation.  Tenant waives any and all rights to recover against Landlord and Landlord’s management company or against the Agents of Landlord, for any loss or damage to Tenant arising from any cause covered by any property insurance required to be carried by Tenant pursuant to this Article 7.03.03 or any other property insurance actually carried by Tenant to the extent of the limits of such policy.  Tenant, from time to time, will cause its respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project and the contents of the Project.  Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord and Landlord’s management company such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

Adequacy of Coverage.  Landlord and its Agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 7.03.03 are adequate to protect Tenant.  If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.  Furthermore, in no way does the insurance required herein limit the liability of Tenant assumed elsewhere in the Lease.

ARTICLE 8.00 CONDEMNATION

8.01
Substantial Taking.  If all or a substantial part of the Leased Premises, or any other portion of the Building, is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which it is then being used, this Lease shall terminate effective on the date physical possession is taken by the condemning authority.  Tenant shall have no claim to the Landlord’s condemnation award or proceeds in lieu thereof, unless Landlord’s award or proceeds include an award to the Tenant of its relocation expenses and loss of income from the condemnation authority.

8.02
Partial Taking.  If a portion of the Building or the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Article 8.01 above, Landlord shall at Landlord’s sole risk and expense, restore and reconstruct the Building and the Leased Premises to the extent necessary to render the Leased Premises reasonably tenantable.  The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.  Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.

ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

9.01
Landlord Assignment.  Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building.  Any such sale transfer or assignment shall operate to release Landlord from any and all liabilities under the Lease arising after the date of such sale, assignment or transfer.

9.02
Tenant Assignment.  Tenant shall not assign this Lease, or allow it to be assigned, by operation of law or otherwise (including without limitation by transfer of a majority of interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment )or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion, and in no event shall assignment or sublease ever release or any guarantor from any obligation or liability hereunder. No assignee or sublease of the Leased Premises or any portion thereof may thereafter assign this Lease or any sublease hereunder or sublet the Leased Premises or any portion thereof.

9.03
Conditions of Assignment/Subletting.  If Tenant desires to assign this Lease or sublet all or any of the Leased Premises, it shall so notify Landlord at least thirty days in advance of the date on which Tenant desires to make such assignment or sublease.  Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sub-Tenant or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sub-Tenant or assignee.  Within fifteen days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed sub-Tenant or assignee, Landlord shall have the following options (1) cancel this Lease or, in the case of a proposed sublease of a portion only of the Leased Premises, cancel this Lease as to portion of the Leased Premises proposed to be sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by the sub-Tenant under such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten days following receipt thereof by Tenant; (3) consent to the proposed assignment and, if any bonus or any other consideration or any payment incident thereto is paid to Tenant by the assignee by reason of such assignment, Tenant shall pay to Landlord all such bonus, excess consideration and other payments within ten days following receipt thereof by Tenant; or (4) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal option shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default under this Lease by any sublessee, after all or any part of the Leased Premises have been sublet, Landlord in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the sublessee all rents becoming due to Tenant by reason of the sublease, and Landlord shall have a security interest in all personal property, furniture, fixtures, equipment, and inventory within the Leased Premises to secure payment of such sums. Any collection directly by Landlord from the subtenant shall not be construed to constitute a novation nor release or excuse Tenant or any guarantor from the further performance of their obligations under this Lease.

9.04
Subordination.  Tenant accepts this Lease subject and subordinate to any recorded mortgage or deed or trust lien presently existing or hereafter created upon the Project or any portion thereof and to all existing recorded restrictions, covenants, casements and agreements with respect to the Project or any portion thereof.  Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any first mortgage or deed or trust lien hereafter placed on the Project or any portion thereof, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require.  If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Project or any portion thereof, Tenant shall be bound to the transferee (sometimes called the “Purchaser”) at the option of the transferee/Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals permitted under this Lease, with the same force and effect as if the transferee/Purchaser were Landlord under this Lease.

9.05
Estoppel Certificates.  Tenant agrees to furnish, from time to time, within ten days after receipt of a request from Landlord or Landlord’s mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default under this Lease by Landlord; and such other matters as may be reasonably required by Landlord or Landlord’s mortgagee. Tenant’s failure to deliver such statement within such time shall be a default under this Lease.  In addition, upon Tenant’s failure to comply with this paragraph, Landlord may provide such estoppel certificate and Tenant shall be deemed to agree that except as otherwise stated by Landlord in the estoppel certificate, the Lease is unmodified and in full force and effect, there have been no defaults under this Lease by Landlord or Tenant, rent has been paid to the date specified by Landlord, Tenant claims no present charge, lien, claim or offset against rent, and rent is not prepaid for more than one (1) month in advance.

ARTICLE 10.00 LANDLORD’S LIEN

Intentionally Deleted

ARTICLE 11.00 DEFAULT AND REMEDIES

11.01
Default by Tenant.  The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease; (2) Tenant shall abandon any substantial portion of the Leased Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within fifteen (15) days after written notice to Tenant; (4) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Project or any portion thereof. Tenant shall have a three (3) business day right to cure any monetary defaults and a fifteen (15) day right to cure any non-monetary defaults, which cure period(s) which shall commence upon the date of mailing of Landlord’s notice of default.

11.02
Remedies for Tenant’s Default.  Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand.  (1) Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, to relet the Leased Premises on behalf of Tenant and receive the rent directly by reason of the reletting.  Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting at the Leased Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Leased Premises, including, but not limited to, remodeling and repair costs and any broker s commissions or fees.  (2) Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease.  Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant as a result of Landlord’s efforts to effect compliance with Tenant’s obligation under this Lease, whether or not such non-compliance was caused by the negligence of Landlord or otherwise.  (3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of this Lease under this Section, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.  Notwithstanding any other remedy set forth in this Lease, in the event Landlord has made rent concessions of any type or character, or waived any base rent, and Tenant fails to take possession of the Leased Premises on the commencement or completion date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent waived or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by mailing or delivering written notice of such termination to Tenant, and no other act or omission of Landlord shall be construed as a termination of this Lease.

ARTICLE 12.00 RELOCATION

12.01
Relocation Option.  In the event Landlord determines to utilize the Leased Premises for other purposes during the term of this Lease, Tenant agrees to relocate to other space in the Building designated by Landlord, provided such other space is of equal or larger size than the Leased Premises.

12.02
Expenses.  Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant-furnished and Landlord-furnished improvements.  In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Article 1.02 of this Lease.

ARTICLE 13.00 DEFINITIONS

13.01	Abandon. “Abandon” means the vacating of all or a substantial portion of the Leased Premises by Tenant, whether or not Tenant is in default of the rental payments due under this Lease.

13.02
Act of God or Force Majeure.  An “act of God” or “force majeure” is defined for purposes of this Lease as strikes, lockouts, sitdowns, material shortages, labor restrictions imposed by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, riots, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

13.03
Building or Project.  “Building” or “project” as used in this Lease means the Building described in Article 1.02, including the Leased Premises and the land upon which the Building is situated (the “Land”).

13.04
Commencement Date.  “Commencement Date” shall be the date set forth in Article 1.03.  The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession.

13.05
Rentable Square Feet.  “RSF /’Rentable Square feet” or “Rentable Square Foot” as used in this Lease includes actual usable area multiplied by THE R/U RATIO.  (THE RAJ RATIO = FLOOR RAJ RATIO X BUILDING RAJ RATIO as determined by Landlord using ANSI/BOMA standard method for measuring floor area in office buildings.)

ARTICLE 14.00 MISCELLANEOUS

14.01
Waiver.  Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided in Article 11.00 or elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease.  Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

14.02
Act of God.  Landlord shall be excused from timely performance of any covenant or obligation in this Lease, and shall not be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

14.03
Attorney’s Fees.  If, as a result of any default of Tenant in its performance of any of the provisions of this Lease, Landlord uses the services of an attorney (whether or not the matter for which the services of an attorney are secured results in the filing of a lawsuit) in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys’ fees and expenses so incurred by Landlord.

14.04
Successors.  This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representative, successors and assigns.  It is hereby covenanted and agreed that should Landlord’s interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Leased Premises.

14.05
Rent Tax.  If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sale and use taxes or other similar taxes, if any, levied or imposed upon the execution of this Lease or the rents or other charges payable hereunder by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease.  Any such payment shall be paid concurrently with the payment of rent, additional rent, Operating Expenses or other charge upon which the tax is based as set forth above.

14.06	Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any article or Article.

14.07
Payment Address/Notice.  All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Article 1.05 of this Lease.  Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the U.S. Mail, Certified, Return Receipt Requested or via recognized national overnight delivery service to the Parties’ respective addresses set forth in Article 1.05.  Either party may at any time change its address for such payments or notices to any other address within the United States by giving notice to the other party of such new address in accordance with this Article 14.07

14.08
Submission of Lease.  Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

14.09
Authority.  If Tenant executes this Lease as an entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing entity, that Tenant is qualified to do business in the state in which the Leased Premises are located, that the entity has full right and authority to enter into this Lease, and that each person signing on behalf of the entity is authorized to do so.  In the event any such representation or warranty is false, all persons who execute this Lease on behalf of Tenant shall also be liable, individually, as Tenant.

14.10
Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.11
Landlord’s Liability.  If Landlord shall be in default under this Lease and if, as consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency.  In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

14.12
Indemnity/Hold Harmless.  EXCEPT FOR LOSS, CLAIMS AND EXPENSE SOLELY CAUSED BY LANDLORD’S NEGLIGENCE OR MISCONDUCT, TENANT HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, AND HOLD HARMLESS LANDLORD AND ITS SHAREHOLDERS, OFFICERS, EMPLOYEES, AGENTS (INCLUDING LANDLORD’S BUILDING MANAGER), DIRECTORS, ASSIGNS, MEMBERS AND MANAGERS, FROM AND AGAINST ALL LOSS, CLAIMS, DAMAGES AND EXPENSES, INCLUDING WITHOUT LIMITATION ANY LOSS OR DAMAGE ATTRIBUTABLE IN WHOLE OR IN PART TO TENANT OR TENANT’S EMPLOYEES, SERVANTS, AGENTS, CONTRACTORS, LICENSEES OR INVITEES, BECAUSE OF DAMAGE TO, LOSS OR DESTRUCTION OF PROPERTY, INCLUDING LOSS OF USE THEREOF, AND OR BECAUSE OF BODILY INJURY, SICKNESS OR DISEASE, OR DEATH SUSTAINED BY ANY PERSON, INCLUDING WORKER’S OCCUPATIONAL DISEASE, SCAFFOLDING, STRUCTURAL REGULATIONS TO THE EMPLOYMENT, HEALTH, SAFETY, OR WORKING CONDITIONS OF WORKMEN, ARISING OUT OF OR RELATING TO THE PERFORMANCE OF WORK BY TENANT, ITS CONTRACTORS OR SUBCONTRACTORS; ARISING OUT OF OR RELATING TO FAILURE, MALFUNCTION, INSTALLATION, REPAIR OR SERVICE OF ANY EQUIPMENT OR SERVICES FOR WHATEVER REASON OR CAUSE, INCLUDING THE LOSS OR INTERRUPTION OF DATA, VOICE, AND OTHER KINDS OF TRANSMISSIONS OF TENANT AND TENANT’S CUSTOMERS AND INCLUDING, IN ALL INSTANCES, INDIRECT OR CONSEQUENTIAL DAMAGES AND REASONABLE ATTORNEY’S FEES. THE INDEMNIFICATION AND HOLD HARMLESS OBLIGATIONS DESCRIBED IN THIS ARTICLE AND IN OTHER PROVISIONS OF THIS LEASE SHALL SURVIVE THE TERMINATION OF THIS LEASE.  IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES REGARDLESS OF CAUSATION.  WITH RESPECT TO TORT CLAIMS AGAINST LANDLORD, LANDLORD SHALL NOT BE LIABLE TO TENANT OR TO ANY OTHER PERSON FOR ANY ACT OR OMISSION OF LANDLORD OR OF ITS AGENTS OR EMPLOYEES, NEGLIGENT OR OTHERWISE, EXCEPT FOR ACTUAL DAMAGES OR COSTS INCURRED AS A DIRECT RESULT OF AND CAUSED DIRECTLY AND SOLELY BY THE MISCONDUCT OR NEGLIGENCE OF LANDLORD (OR OF LANDLORD’S AGENTS OR EMPLOYEES) IN CIRCUMSTANCES IN WHICH LANDLORD IS DEEMED TO BE LIABLE AT LAW FOR SUCH ACTS OR OMISSIONS AND SUCH LIABILITY CANNOT BE WAIVED BY TENANT. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL EVER BE CONSTRUED AS CREATING LIABILITY IN EXCESS OF THAT EXISTING AT LAW OR, IN ANY EVENT, INCREASING THE LIABILITY OF LANDLORD, UNDER ANY THEORY OR CAUSE OF ACTION, HOWEVER DENOMINATED, FROM THAT EXISTING AT LAW.

14.13
Governing Law/Venue.  This and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state of Colorado.  The Parties agree that the sole and exclusive venue for the litigation of any dispute relating in any way to this Lease shall be the State courts in and for the City and County of Denver, State of Colorado.

14.14
Waiver of Jury Trial.  TENANT HEREBY WAIVES TRIAL BY JURY IN CONNECTION WITH PROCEEDINGS OR COUNTERCLAIMS BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES.

ARTICLE 15.00

15.01
Entire Agreement.  This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect.  This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both Landlord and Tenant.

15.02
Limitation of Warranties.  LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS OR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

ARTICLE 16.00 OTHER PROVISIONS

16.01
Non-Smoking Building.  The Building is a non-smoking Building and smoking shall not be allowed in any part of the suites, hallways, stairwells, elevators, or any other common areas of the Building.  Smoking shall only be permitted in areas designated by Landlord, and Landlord reserves the right to change the location of the designated areas.

ARTICLE 17.00 SIGNATURES

SIGNED this 26th day of February 2013.

Landlord		Tenant

ODC No. 4, Limited, a Colorado limited partnership		Aegis Identity Software, Inc.

By:	/s/ Dennis L. Witte	By:	/s/ Ralph Armijo
	Dennis L. Witte, President of Omni Development Corp, its sole general partner		Ralph Armijo, Chairman and CEO

EXHIBIT A
(Additional Provisions)

1.	Lease Term/Base Rent:

Tenant shall pay monthly Base Rent during the term of the Lease on 3,110 RSF at the rates shown below.  If the Commencement Date is not on the first day of a calendar month, Tenant shall pay to Landlord prorated rent for that partial month based on the rental rate in effect.

PERIOD	BASE RENT PER RSF/YR	MONTHLY BASE RENT
March 1, 2013 thru February 28, 2014	$16.26	$4,214.05
March 1, 2014 thru February 28, 2015	$16.26	$4,214.05
March 1, 2015 thru February 29, 2016	$16.26	$4,214.05

2.	Tenant Finish: See attached Work Agreement Exhibit C

3.
Signage: No sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Project or the outside or the inside (including, without limitation, the windows) of the Building or the Premises.  Landlord shall provide, at Landlord’s expense, a directory in the lobby of the Building listing all Building tenants, but shall have no obligation to list any assignees or subtenants.  Landlord also shall, at Landlord’s expense, place the suite number and/or Tenant name on or in the immediate vicinity of the entry door to the Premises using Building standard sign material and lettering.  Landlord shall have no obligation to provide any entry door signage for the benefit of any assignee or subtenant and any such signage provided by another party identifying the suite number and/or assignee or subtenant name in the Building shall be consistent with Building standard sign material and lettering and located on or in the immediate vicinity of the entry door to the assigned or sublet portion of the Premises.  If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate from the demand date.  Suite entrance sign cost is included in the Tenant Finish amounts shown above.

4.	Parking: Landlord shall provide available parking for the Building at the ratio of _______ per thousand.

5.
Early Termination Fee.  Tenant may terminate this lease no earlier than 18 months after the Lease Commencement Date (August 31, 2014) provided that Tenant provides at least 30 days written notice to Landlord and pays to Landlord an Early Termination Fee of $19,857,37.  For every calendar month beyond August 31, 2014 that Tenant exercises its right to an Early Termination, provided Tenant has provided at least 30 days written notice to Landlord, the Early Termination Fee will be reduced by $1,103.19 and shall not be prorated if Tenant exercises such Termination option prior to the end of a calendar month.

EXHIBIT B

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant’s employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1.
The sidewalks, entries, passages, corridors, stairways and elevators of the Building shall not be obstructed by Tenant, or Tenant’s agents or employees, or used for any purpose other than ingress to and egress from the Premises.

2.
Furniture, equipment and supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord and upon no less than forty-eight (48) hours prior notice to Landlord.  Landlord shall have the right to reasonably approve or disapprove the movers or moving company employed by Tenant.  Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord.  In the event Tenant’s movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.  Tenant shall insure that deliveries of materials and supplies to the Premises are made through such entrance, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Building or Building Complex caused by any person making such deliveries.

3.
No safe or articles, the weight of which may, in the sole and absolute discretion of Landlord, constitute a hazard or damage to any portion of the Project, including equipment located thereon, shall be moved into the Premises.  Safes and other equipment, the weight of which is, in the sole and absolute discretion of Landlord, not excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be reasonably prescribed by Landlord; and Landlord shall have the sole and absolute right to designate the location of such articles in the Premises.

4.
No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building, unless of such color, size and style and in such place upon or in the Building, as shall be first designated and approved in writing by Landlord, provided, however, there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of Building except as otherwise provided in the Lease. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord.  Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

5.
Tenant shall not do or permit anything to be done in, on or about the Project, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Project or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with any, rules, statutes, codes, laws, regulations or ordinances whatsoever.

6.
Tenant shall not employ any person or persons other than the janitor of the Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord.  Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any loss of, or damage done to, Tenant’s furniture, fixtures, equipment, inventory or other personal property of any kind, by the janitor or any of janitor’s agents, employees, contractors, subcontractors, or representatives, or by any other person or persons whomsoever; provided, however, that the janitorial staff is bonded.  The janitor of the Building may at all times keep a pass key for the Premises, and other agents of Landlord shall at all times be allowed admittance to the Premises.

7.
Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, Tenant’s agents, employees, contractors, licensees, invitees, clients or customers, shall be paid for by Tenant.  No person shall waste water by tying back or wedging the faucets or in any other manner.

8.
Tenant shall not have the right to have a fish tank within the Leased Premises.  No animals (except for seeing-eye dogs) shall be allowed in the offices, halls, corridors and elevators of the Building.  No person shall disturb the occupants of this or adjoining Buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud noises.

9.
No vehicles, including bicycles, shall be permitted in the offices, halls, corridors, and elevators in the Building nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

10.
Tenant shall not allow anything to be placed on the outside of the Building or the Premises, nor allow anything to be thrown by Tenant, Tenant’s agents or employees, out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building.  Tenant, except in case of fire or other emergency, shall not open any outside window.

11.
No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained.  If, with Landlord’s consent, Tenant installs lock (s) incompatible with Building Master Locking System: (a) Landlord, without abatement of rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas which requires access thereto; (b) Tenant shall indemnify Landlord against any expenses as a result of forced entry thereto, which may be required in an emergency; and (c) Tenant shall at the end of the term and at Landlord’s request remove such lock (s) at Tenant’s expense. A reasonable number of keys to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and neither Tenant, Tenant’s agents or employees shall have any duplicate keys made.  At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.  Landlord may from time to time install and change locking mechanisms on entrances to the Building, Building Complex and the Premises, and shall provide Tenant with two (2) sets of keys for each lockset at no additional charge.  If now or at any future time the locking mechanisms of the Building Complex or Premises utilize “card keys”, Tenant shall deposit with landlord a reasonable sum not to exceed $25.00 for each card key issued to Tenant and Tenant’s employees, as a deposit to be refunded to Tenant upon return of the applicable card key.

12.
No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent.  Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies and/or linings at all windows and hallways.

13.
If Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord’s agents will direct the electricians installing same as to where and how the wires may be introduced and, without such directions, no boring or cutting for wires will be permitted.  Any such installation and connection shall be made at Tenant’s expense.

14.
Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical operation in the Premises.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous by Landlord, in its sole and absolute discretion, shall not be brought into the Building Complex.

15.
Any painting or decorating that may be agreed to be done by and at the expense of the Landlord shall be done during regular weekday working hours.  Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost hereof.  Tenant shall carry out Tenant’s repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of the other tenants in the Building or Building Complex.

16.
Except as permitted by Landlord, in writing, and except for normal office decorating, Tenant shall not deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any such defacement, damage or injury caused by Tenant, Tenant’s agents or employees, shall be paid for by Tenant.  Tenant shall, if requested by Landlord, restore the Premises so as to remove the effects of all normal office decorating on or before the expiration of the Term of the Lease.

17.	Landlord shall, at all reasonable times, have the right, by Landlord’s representatives or agents, to enter the Premises and show the same to persons wishing to lease them.

18.	Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons.

19.	Intentionally left blank.

20.
Tenant shall not use the Project or any portion thereof for lodging, sleeping, cooking, or for any illegal purpose or for any purpose inconsistent with a first class Building or that will damage the Project or the reputation thereof, or for any purposes other than those specified in the Lease.

21.	Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate with Landlord to prevent such activities.

22.
Tenant shall not, without Landlord’s prior written consent, conduct mechanical or manufacturing operations, cook or prepare food, except designated kitchen areas, or place or use any inflammable combustible explosive or hazardous fluid, chemical, device, substance or material in or about the Project.  Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in, on or about the Project, which shall result in a change of the rating of the Project or any portion thereof by the Insurance Services Officer or any similar person or entity.

23.
Tenant shall not use the Building or the Premises for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises or the Building as may be specifically designated by Landlord for such storage.  Tenant shall not conduct in or about the Building or the Premises any auction, public or private, without the prior written approval of Landlord.

24.
Tenant shall not use in the Building or the Premises, any machines, other than the standard office machines such as computers, typewriters, calculators, copying machines and similar machines, without the express prior written consent of Landlord.  Tenant shall not cause improper noises, vibrations, or odors within the Building or the Premises.

25.
Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building or the Premises except in the refuse containers provided therefore.  Tenant shall not introduce into the Building or the Premises any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building.  Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building clean and free from rubbish.

26.
Tenant shall use the Common Areas of the Project only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon such Common Areas or elsewhere within the Project.  The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall, in all cases, retain the right to control or prevent access thereto by all persons whose presence in the sole and absolute judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants.  Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, or similar areas or go upon the roof of the Building without the express prior written consent of Landlord.

27.
Landlord its agents or representatives reserve the right to exclude or expel from the Building or the Premises any person, who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

28.
Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building and appurtenances thereto, for any other purpose then the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein.  Tenant shall not waste water by interfering or tampering with the faucets or otherwise.  If Tenant or Tenant’s employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to said washrooms, restrooms and plumbing fixtures shall be repaired at Tenant’s expense and Landlord shall not be responsible therefor.

29.
The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the common areas of the Building shall not be covered or obstructed by Tenant, through placement of objects upon windowsills or otherwise.  Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

30.
Subject to applicable fire or other safety regulations, all doors opening into Common Areas of the Building and all doors upon the perimeter of the Premises and the Building shall be kept closed and, during no business hours, locked, except when in use for ingress or egress.  If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenants shall lock any entrance doors to the Building and to the Premises so used by Tenant immediately after using such doors.

31.	Tenant shall not permit smoking in the Premises or in or about any other portion of the Building or the Building Complex.

32.
Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations to the use and care of the Premises and the Building, provided such changes shall be provided to Tenant in advance and shall not unreasonably interfere with Tenant’s use of the Premises for office purposes.  Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof.  In the event of any breach by Tenant or its employees, agents, representatives, contractors, customers, clients, licensees and invitees of any rules and regulations herein set forth or any reasonable amendments, modifications or additions thereto Landlord shall have all remedies set forth within the Lease of which this Exhibit forms a part provided for in the event of default by Tenant.

33.
All references in these Rules and Regulations to “Tenant” shall be deemed to include the employees, agents, representatives, contractors, subcontractors, customers, clients, invitees and licensees of Tenant, and others permitted by Tenant to use or occupy the Premises.

34.	Tenant agrees to abide by all security regulations in effect for the Project.

35.	Tenant shall not install any vending machine without the express written consentof Landlord.

36.
Smoking is only permitted in the designated smoking area located directly behind the 750 W. Hampden Building dock.  Smoking is not permitted anywhere in the Building, exterior entryways, sidewalks, planters, or the parking lot areas adjacent to the Building.

37.	Tenant parking is permitted in the designated Tenant Parking areas only. See attached Exhibit E.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) dated for reference purposes only this 15th day of April 2015 is by and between ODC No. 4, Limited, a Colorado limited partnership, (“Lessor”) and “Aegis Identity Software, Inc” (“Lessee”) with reference to the following facts and circumstances:

Lessor and Lessee are parties to that certain Standard Commercial Lease dated as of March 1, 2013 (the “Lease”), whereby Lessee leased from Lessor certain office space and appurtenances as more particularly described in the Lease in the building known as Suite 120, 750 W. Hampden Avenue, Englewood, Colorado.

Lessor and Lessee now desire to revise certain terms of the Lease as set forth below:

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, Lessor and Lessee agree as follows:

1. June 1, 2015 Tenant will move to Suite 500 - 7284 s/f
2. Lease will be extended to May 31, 2020
3. Rent will be as follows for 5 years

June 1, 2015 - May 31, 2016	$17.00	$10,319.00
June 1,2016-May 31, 2017	$18.00	$10,926.00
June 1, 2017 - May 31, 2018	$19.00	$11,533.00
June 1, 2018 -May 31, 2019	$20.00	$12,140.00
June 1, 2019 - May 31, 2020	$21.00	$12,747.00

4. Tenants Pro Rata Share will change to 5.11% - Section 2.02 of Lease

All other terms and conditions of the Lease shall remain in full force and effect.

SIGNED this 14th day of April, 2015

Lessor:		Lessee:

ODC No. 4, Limited		Aegis Identity Software, Inc.
770 W. Hampden Ave. #175		770 W. Hampden Ave. #175
Englewood, CO 0110		Englewood, CO 0110

By:	/s/ Dennis L. Witte	By:	/s/ Ralph Armijo
	Dennis L. Witte, President		Ralph Armijo, Chairman & CEO

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“First Amendment”) dated for reference purposes only this 4th day of May 2015 is by and between ODC No. 4, Limited, a Colorado limited partnership, (“Lessor”) and “Aegis Identity Software, Inc” (“Lessee”) with reference to the following facts and circumstances:

Lessor and Lessee are parties to that certain Standard Commercial Lease dated as of March 1, 2013 (the “Lease”), whereby Lessee leased from Lessor certain office space and appurtenances as more particularly described in the Lease in the building known as Suite 120, 750 W. Hampden Avenue, Englewood, Colorado.

Lessor and Lessee now desire to revise certain terms of the Lease as set forth below:

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, Lessor and Lessee agree as follows:

•	“The Parties will have five options to renew the lease for additional one year periods upon mutually agreeable terms and conditions, but at no point shall lease rate be less than $21.00 per RSF.”

All other terms and conditions of the Lease shall remain in full force and effect.

SIGNED this 6th day of May, 2015

Lessor:		Lessee:

ODC No. 4, Limited		Aegis Identity Software, Inc.
770 W. Hampden Ave. #175		770 W. Hampden Ave. #175
Englewood, CO 0110		Englewood, CO 0110

By:	/s/ Dennis L. Witte	By:	/s/ Ralph Armijo
	Dennis L. Witte, President		Ralph Armijo, Chairman & CEO